UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2005
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

2704 West Roscoe Street, Chicago, Illinois	60618
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On August 25, 2005, the holder of our Series D Preferred Stock converted 416 of the outstanding 446 shares of our Series D Preferred Stock, together with accrued and unpaid dividends thereon, into shares of our common stock, as reflected in the following table:

Shares of Series D	Shares of
Preferred Stock Converted	Common Stock Issued
416	1,046,192
     The shares of Series D Preferred Stock had a stated value of $10,000 per share and were converted into shares of our common stock at a conversion price of $4 per share. The sale of the Series D Preferred Stock was described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2003. That sale was exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The issuance of the shares upon conversion of the Series D Preferred Stock was exempt from registration under the Act by reason of Section 3(a)(9) thereof. The common stock issued upon conversion is registered for resale by the holder. The number of shares issued upon this conversion represented approximately 1.19% of the number of shares of our common stock outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
August 25, 2005	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer